Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, with respect to the statutory-basis financial statements of Federal Insurance Company included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-63367) and related Prospectus of World Omni 1998-A Automobile Lease Securitization Trust for the registration of its Automobile Lease Asset Backed Notes.


                                          ERNST & YOUNG LLP




New York, New York
November 9, 1998